(Revised Form (02/18/97)


                              FUND ESCROW AGREEMENT

     THIS AGREEMENT is made and entered into this ____ day of _____________, 19___, by and among the following:

     (a) American International Consolidated Inc. (the "Company"), a Delaware corporation whose address is 14603 Chrisman, Houston, TX 77039.

     (b)  I.A.  Rabinowitz  &  Co.,  Inc.  ("I.A.  Rabinowitz"),   a  __________
corporation whose address is 30 Broad Street, 41st Floor, New York, NY 10004.

     (c) Worthington Capital Group, Inc. ("Worthington Capital"), a __________ corporation whose address is 71 Clinton Road, Garden City, NY 11530.

     (d) American Securities Transfer & Trust, Incorporated (the "Escrow Agent"), whose address is 1825 Lawrence Street, Suite 444, Denver, CO 80222.

                                    Recitals

     A. The Company has filed a Registration Statement on Form S-1 and amendments thereto (the "Registration Statement"), pursuant to which the Company proposes to issue, and offer for public sale (the "Public Offering") a minimum of 700,000 and a maximum of 800,000 shares of Common Stock, $.001 par value (the "Common Stock"), and a minimum of 700,000 and a maximum of 800,000 redeemable Common Stock purchase warrants (the "Warrants") on a "best efforts" basis at an offering price of $5.00 per share and $.10 per Warrant.

     B. Pursuant to the terms of the Registration Statement, provision must be made to impound in escrow for certain periods commencing upon the effective date of the Registration Statement ("Effective Date") and for the benefit of purchasers in the Public Offering, the gross proceeds from sale of the Common Stock and Warrants;


     C. I.A. Rabinowitz and Worthington Capital (collectively, the "Underwriters") are the underwriters of the Public Offering, I.A. Rabinowitz serves as the representative (the "Representative") of the Underwriters, and the members of the selling group for the Public Offering are as set forth on Exhibit A attached to and made a part of this Agreement; and


     D. The Company and the Underwriters desire to enter into an agreement with the Escrow Agent for the purpose of fulfilling the escrow requirements as set forth in the Registration Statement.

     NOW THEREFORE, in consideration of the foregoing recitals, and the mutual promises and covenants contained herein, the parties agree as follows:


     1. The Underwriters agree to deliver to the Escrow Agent, promptly upon receipt, all proceeds, including customer checks or money orders payable to the Escrow Account (as defined in Section 2 below), from the sale of the Common Stock and Warrants in the Public Offering at an offering price of $5.00 per share and $.10 per Warrant, together with a written account of each sale, which account shall set forth, among other things the names, addresses and social security or taxpayer identification numbers of the purchasers, the number of shares of Common Stock and Warrants purchased by each, the amount paid therefor, and whether the consideration received was in the form of cash or evidenced by a check. The Escrow Agent shall have the right to reject and return to the remitter thereof any funds that are not accompanied by the required information or that do not reconcile to the amounts set forth in the written account of the sale at the time of deposit with the Escrow Agent. In the event that an Underwriter or selling group member desires to withdraw a subscriber from the Public Offering or to replace a subscriber prior to the expiration of the Escrow Period, that Underwriter or selling group member shall provide a written request to Escrow Agent stating the reason for such withdrawal or replacement and shall provide Escrow Agent with such information as Escrow Agent shall reasonably request. The Underwriters agree to deliver to Escrow Agent on the Effective Date a final "blue sky" memorandum which shall indicate the states in which the Public Offering may occur and the Escrow Agent shall have the right to reject proceeds received from subscribers who are residents of states that are not shown in the "blue sky" memorandum to be states in which the Public Offering may occur.

     2. All funds or remittances delivered to the Escrow Agent pursuant hereto shall be deposited immediately by the Escrow Agent in a separate non-interest bearing account at Union Bank & Trust (the "Bank"), 100 Broadway, Denver, Colorado 80209, ABA# 10200908, Credit Account #_________, designated substantially as follows: American International Consolidated Inc. Escrow
Account (the "Escrow Account"). The Escrow Account shall be created and maintained subject to the customary rules and regulations of the Bank and Escrow Agent pertaining to such accounts.

     3. During the Escrow Period (as hereinafter defined), none of the amounts deposited in the Escrow Account shall become the property of the Company or any other entity, or subject to the debts of the Company or any other entity, and, except as expressly provided herein with respect to payments by the Escrow Agent to the Company and others, the Escrow Agent shall make or permit no disbursements from the Escrow Account.

     4. The Escrow Period shall begin on the Effective Date and shall terminate on the earlier to occur of:


          (a) The date upon which 700,000 shares of Common Stock and 700,000 Warrants offered by the Company are sold; or

          (b) Expiration of 30 days from the Effective Date, which period may be extended by up to any additional 60 days by mutual written consent of the Company and the Underwriters, if by which time a minimum of 700,000 shares of Common Stock and 700,000 Warrants have not been purchased and the proceeds thereof ($3,570,000 in collected funds) have not been delivered to the Escrow Agent; or


          (c) the election of the Company to terminate the Offering.


     5. In the event the proceeds of at least $3,570,000 are received and collected in the Escrow Account prior to the events specified in paragraph 4(b) above, the Escrow Agreement shall immediately provide notice to the Company and the Underwriters that cleared and collected funds deposited in the Escrow Account total at least $3,570,000, the Company and the Underwriters or their respective counsel shall provide the Escrow Agent with a written request for a closing, and the Escrow Agent shall deliver and pay over, on or before the close of the business day immediately following the receipt of at least $3,570,000, to the Company and to such other recipients as are specified by the Company and the Underwriters, all collected amounts deposited in the Escrow Account less an aggregate amount payable to the Underwriters equal to the sum of (a) 10% of all gross proceeds from the Public Offering of Common Stock and Warrants pursuant to the terms of the Registration Statement, and (b) an amount equal to 3% of the gross proceeds from the Public Offering less $25,000.00, and, upon the making of such payments, the Escrow Agent shall instruct the Company's stock transfer agent to issue, in accordance with the written instructions of the Company and the Underwriters, the shares of Common Stock and Warrants for which payment has been made.


     6. In the event the Escrow Period terminates pursuant to paragraph 4(b), then the Escrow Agent, as promptly as possible, shall return to each of the purchasers of the Common Stock and Warrants, the amount paid in by them for the purchase of the Common Stock and Warrants and collected by the Escrow Agent, without interest and without any deductions. Each amount paid or payable to each purchaser pursuant to this paragraph shall be deemed to be the property of each purchaser, free and clear of any and all claims of the Company or any of its creditors, and the respective agreements to purchase the Common Stock and Warrants made and entered into in the Public Offering thereupon shall be deemed to be cancelled, without any further liability of said purchasers to pay for the Common Stock and Warrants purchased. The Escrow Agent shall be required to make such payment only to the person named in the written account of each sale to be furnished by the Underwriters pursuant to paragraph 1 hereof at the address given in such paragraph 1 written account. Any funds payable to the purchasers of the Common Stock and Warrants which the Escrow Agent cannot disburse to said purchasers because the address given in the paragraph 1 written account is defective or which the Escrow Agent cannot disburse for any other reason to said purchaser, shall be retained by the Escrow Agent and dealt with in accordance with applicable Colorado law. At such time as the Escrow Agent shall have made all payments and remittances provided for in this paragraph, the Escrow Agent shall be completely discharged and released of any and all further liabilities and responsibilities hereunder.

     7. The Company agrees to give the Escrow Agent appropriate written notice of the date upon which the Registration Statement becomes effective and of any extension of the offering period at the date hereof.

     8. The Escrow Agent in its actions pursuant to this Agreement shall be fully protected in every reasonable exercise of its discretion and shall have no obligations hereunder to the Company or to any other party, except as expressly set forth herein.


     9. The Company shall pay the Escrow Agent a $3,000 fee, which shall cover all fees and expenses of the Escrow Agent in connection with the action taken under this Agreement, and such fee shall be paid regardless of whether this Agreement terminates pursuant to paragraphs 4(a), 4(b) or 4(c). In addition, the Company shall pay the Escrow Agent a refundable deposit of $5,000 which shall be used to pay for costs and expenses incurred by Escrow Agent pursuant to the fee schedule attached to and made a part of this Agreement as Exhibit B if funds deposited in the subject escrow are returned to investors pursuant to paragraph 6 or otherwise. Any remaining portion of the said refundable deposit shall be returned by the Escrow Agent to the Company upon termination of this Agreement.


     10. The Escrow Agent shall have no obligation to invest any of the deposited funds or to pay interest thereon.

     11. The Escrow Agent shall not issue any certificates of deposit, stock certificates, or any other instrument or document representing any interest in the deposited funds, but written notice acknowledging receipt of the deposited funds will be delivered from time to time, but no more frequently than once per week, by the Escrow Agent to the Company and the Underwriters. The Escrow Agent shall give the Company and the Underwriters prompt written notice when funds deposited in the Escrow Account total $3,570,000. The Escrow Agent shall make an accounting to the Company and the Underwriters when and if it pays escrow funds to the Company or any other specified recipients pursuant to paragraph 5 or 6 hereof. The Escrow Agent shall not be responsible for fees in conjunction with the issuance or transfer of securities.

     12. The Company and the Underwriters agree to provide to the Escrow Agent all information necessary to facilitate the administration of this Agreement, and the Escrow Agent may rely upon such information provided. In performing any of its duties hereunder, the Escrow Agent shall not incur any liability to anyone for any claims, damages, losses, costs or expenses, except for wilful misconduct or gross negligence, and it shall accordingly, not incur any such liability with respect to (i) any action taken or omitted in good faith upon advice of counsel given with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Agreement or (ii) any action taken or omitted in reliance upon any instrument, including the written advices provided for herein, not only as to its due execution and the validity and

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

effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provision of this Agreement.

     13. The Company and the Underwriters hereby agree to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities, costs and expenses, including reasonable costs of investigation and attorney's fees and disbursements, which may be imposed upon the Escrow Agent or incurred by the Escrow Agent hereunder, or their performance of its duties hereunder, including any litigation arising from this Agreement or involving the subject matter hereof.

     14. If at any time a dispute shall exist as to the duties of the Escrow Agent and the terms hereof, or if funds deposited hereunder are not withdrawn on or before thirty (30) days after the termination date set forth in paragraph 4, the Escrow Agent may, in its discretion, deposit said funds with the Clerk of the District Court for the City and County of Denver, State of Colorado and may interplead the parties hereto as to the rights, if any, in such funds. Upon so depositing such funds and filing its complaint in interpleader, the Escrow Agent shall be completely discharged and released from all further liability or responsibility under the terms hereof. The parties hereto, for themselves, their successors and assigns, do hereby consent to the jurisdiction of said Court and do hereby appoint the Clerk of said Court as their agent for service of all process in connection with the proceeding mentioned in this paragraph.

     15. All notices, demands or request required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered mail or certified mail, return receipt requested and postage prepaid, or by facsimile, tested telex, telegram or cable to the person at his address set forth above. In the case of any notices, demands or requests sent to the Company, a copy shall also be delivered to Alan L. Talesnick, Esq., Bearman Talesnick & Clowdus Professional Corporation, 1200 17th Street, Denver, CO 80202. In the case of any notices, demands or requests sent to I.A. Rabinowitz, a copy shall also be delivered to Felice F. Mischel, Schneck, Weltman, Hashmall & Mischel L.L.P., 1285 Avenue of the Americas, New York, New York 10019. In the case of any notices, demands or requests sent to Worthington Capital, a copy shall also be delivered to Ronald J. Brescia, Doros & Brescia, P.C., 1140 Avenue of the Americas, New York, NY 10036.

     16. The Escrow Agent is hereby expressly authorized and directed to disregard any and all notices or warnings given by any of the parties hereto, other than those notices and warnings specifically called for in this Agreement, or by any other person or corporation, excepting only orders of process of court, and is hereby expressly authorized to comply with and obey any and all orders, judgments or decrees of any court. In the event that Escrow Agent obeys or complies with any such order judgment, or decree of any court, it shall not be liable to any of the parties hereto or to any such other person, firm or corporation by reason of such compliance, notwithstanding that any such order, judgment or decree may be subsequently reversed, modified, annulled or set aside or vacated or found to have been entered without jurisdiction.

     17. The Escrow Agent shall have no duty to know or determine performance or non-performance of any provision of any agreement between the other parties hereto, and the original, or a copy, of any such agreement deposited with the Escrow Agent shall not bind such agent in any manner. The Escrow Agent assumes no responsibility for the validity or sufficiency of any documents or paper or payments deposited or called for hereunder except as may be expressly and specifically set forth in this Agreement in clear and unambiguous language, and the duties and responsibilities of the Escrow Agent are limited to those expressly and specially stated in this Agreement in such language.

     18. This Agreement shall be governed and interpreted by the laws of the State of Colorado and shall be binding upon the parties hereto and their respective successors and assigns. This Agreement may be executed in counterparts.

     IN WITNESS WHEREOF, the Company, each of the Underwriters and the Escrow Agent have executed this Fund Escrow Agreement on the date first written above.

ESCROW AGENT                           COMPANY

American Securities Transfer            American International Consolidated Inc.
   & Trust, Incorporated


By:                                     By:
   -----------------------------------     ------------------------------------
    Authorized Officer                     Authorized Officer

                                        UNDERWRITER


                                        I.A. Rabinowitz & Co., Inc.


                                        By:
                                           -------------------------------------
                                                 Authorized Officer

                                        UNDERWRITER

                                        Worthington Capital Group, Inc.


                                        By:
                                           -------------------------------------
                                                  Authorized Officer



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